EXHIBIT 10.3

AIRCRAFT TIME SHARING AGREEMENT

This Aircraft Time Sharing Agreement (“Agreement”) is made, effective as of the <> day of <> 2008 (the “Effective Date”), by and between Textron Inc. (“Lessor”) and <> (the “Lessee”), who together are sometimes referred to individually as a “Party,” or collectively as the “Parties.”

RECITALS:

WHEREAS, Lessor has ownership or lawful possession of the aircraft described in Exhibit A of this Agreement (individually and collectively, the “Aircraft”);

WHEREAS, Lessor has the right and lawful authority to enter into a time sharing agreement, as defined in Section 91.501(c)(1) of the Federal Aviation Regulations ("FAR"), with the Lessee;

WHEREAS, Lessor employs, or contracts for the services of, a fully qualified flight crew to operate the Aircraft; and

WHEREAS, Lessor and Lessee desire to lease said Aircraft and flight crew on a time sharing basis;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.
Lessor agrees to lease the Aircraft to Lessee, on as “as needed – as available” basis, pursuant to the provisions of FAR 91.501(c)(1), and solely at Lessor’s discretion, including, without limitation, Lessor’s determination of Aircraft availability. This Agreement will terminate on  the date when Lessee is no longer an employee of Lessor; provided however that either Party may at any time terminate this Agreement by providing thirty (30) days prior written notice to the other Party, or sooner if required by applicable law, regulation or insurance requirement.

2.
For each flight conducted under this Agreement, Lessee shall pay Lessor all or so much of the actual expenses of that flight as authorized by FAR Part 91.501(d) and as billed to Lessee by Lessor in accordance with Lessor’s Corporate Aircraft Request Guidelines.  The expenses for which Lessee may be liable are strictly limited to:

(a)	Fuel, oil, lubricants, and other additives;
(b)	Travel expenses of the crew, including food, lodging and ground transportation;
(c)	Hangar and tie down costs away from the Aircraft's base of operation;
(d)	Insurance obtained for the specific flight;
(e)	Landing fees, airport taxes and similar assessments including, but not limited to, Section 4261 of the Internal Revenue Code and related excise taxes;
(f)	Customs, foreign permit, and similar fees directly related to the flight;
(g)	In-flight food and beverages;
(h)	Passenger ground transportation;
(i)	Flight planning and weather contract services; and
(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.

3.
Lessor will pay all expenses related to the operation of the Aircraft when incurred, and will invoice Lessee in accordance with paragraph 2 above as soon as practicable after any flight for Lessee’s account.  Lessee shall pay Lessor for said expenses within thirty (30) days of receipt of the invoice.

4.
Lessee will provide Lessor with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in accordance with Lessor’s Corporate Aircraft Request Guidelines. Lessor reserves the right to change the Corporate Aircraft Request Guidelines at any time, and Lessee agrees to comply with all provisions of the then-current Corporate Aircraft Request Guidelines.  In the event that any provisions of the Corporate Aircraft Request Guidelines conflict with the lessee’s employment agreement with Textron Inc., the terms of the employment agreement will take precedence.

5.	Lessor shall have sole and exclusive authority over the scheduling of the Aircraft, including which Aircraft is used for a particular flight.

6.
Lessor shall be solely responsible for seeking maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft.  No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and with the sound discretion of the pilot in command.  The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.

7.
Lessor represents that the flight operations for the Aircraft as contemplated in this Agreement will be covered by Lessor’s aircraft all-risk physical damage insurance (hull coverage), aircraft bodily injury and property damage liability insurance, passenger, pilot and crew voluntary settlement insurance and statutory workers compensation and employer’s liability insurance.

8.	Lessor shall contract for or employ, pay for and provide to Lessee a qualified flight crew for each flight undertaken under this Agreement.

9.
In accordance with applicable FAR, the qualified flight crew provided by Lessor will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder.  Lessee specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety.  No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to Lessee or any other person.

10.	Lessee warrants that:

(a)
Lessee will use the Aircraft solely for and on account of his own personal use, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire, except as otherwise in compliance with the requirements of FAR 91.501, and will not accept any reimbursement from any passenger or otherwise for charges under this Agreement;

(b)
Lessee shall refrain from incurring any mechanic's or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Lessee to convey, mortgage, assign, lease or in any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and

(c)
During the term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the operation and use of the Aircraft by a timesharing Lessee.

11.
Neither this Agreement nor any Party's interest herein shall be assignable to any other Party whatsoever.  This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

12.
Lessor shall not be liable to Lessee or any of Lessee’s family members or invitees for damages, including direct, indirect, special, consequential and/or punitive damages of any kind or nature under any circumstances or for any reason including any delay or failure to furnish the aircraft or caused or occasioned by the performance or non-performance of any services covered by this agreement.

13.
WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAVE BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH SECTION 91.409(f)(3) OF THE FAR, AND DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS TO BE CONDUCTED PURSUANT TO THIS AGREEMENT, THE AIRCRAFT WILL BE INSPECTED AND MAINTAINED IN ACCORDANCE WITH THAT SECTION.

LESSOR SHALL HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS LEASE.  EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

LESSOR AGREES THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

14.	The Parties agree that this Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without reference to its conflict of laws principles.

15.	This Agreement may be executed in one or more counterparts each of which will be deemed an original, all of which together shall constitute one and the same agreement.

16.
In the event that any one or more of the provisions of this Agreement shall for any reason be held illegal, invalid or unenforceable, those provisions shall be replaced by provisions acceptable to both Parties to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

Textron Inc.
Aviation Department
566 Airport Road
Warwick, RI 02886

By:  <> (Lessee) ______________________________

Title:  <>

Textron Inc. (Lessor)

By:  John D. Butler ______________________________

Title:  EVP Administration & CHRO

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